JELD-WEN Announces Comprehensive Agreement to Extend Debt Maturities and Raise $135 Million of Incremental Liquidity to Support Business Plan 2027 Notes and 2028 Term Loan maturities to be extended to 2031 CHARLOTTE, N.C., September 29, 2026—JELD-WEN Holding, Inc. (NYSE: JELD) (“JELD-WEN” or the “Company”) today announced it has entered into a commitment and consent letter with a significant group of its lenders and noteholders to address its near-term debt maturities and strengthen the Company’s capital structure. Under the agreement, JELD-WEN expects to extend the maturities of its 4.875% Senior Notes due 2027 (the “2027 Notes”) and its 2028 term loans (the “2028 Term Loans”) to 2031 and raise $135 million of new money debt financing. The agreement secures additional capital and maturity runway to support the Company’s operations and business plan. The commitment and consent letter collectively represents approximately 94.5% of the 2027 Notes and approximately 72.2% of the 2028 Term Loans, pursuant to which the parties have agreed to consummate a series of transactions (the “Transactions”) that will refinance and/or exchange the Company’s existing 2027 Notes and 2028 Term Loans for new first lien debt maturing in 2031 and raise $135 million of new money debt financing. In the coming weeks, the Company intends to commence certain exchange offers to holders of the 2027 Notes and 2028 Term Loans to implement the Transactions. “Addressing our near-term maturities and strengthening our balance sheet have been key priorities for JELD- WEN,” said Chief Executive Officer William J. Christensen. “This agreement is an important step forward. It extends our 2027 Notes and 2028 Term Loans maturities to 2031, brings additional capital into the business and gives us greater financial flexibility as we continue to execute our plan. Our focus remains unchanged: serving our customers, improving productivity, reducing costs and managing cash with discipline. We believe this transaction provides a stronger foundation to continue that work.” Kirkland & Ellis LLP is acting as legal counsel to JELD-WEN, and Evercore Group L.L.C. is serving as financial advisor to JELD-WEN. Davis Polk & Wardwell LLP and Houlihan Lokey Capital, Inc. are acting as legal and financial advisors to certain holders of 2027 Notes. Gibson, Dunn & Crutcher LLP and Moelis & Company LLC are acting as legal and financial advisors to certain lenders of 2028 Term Loans. About JELD-WEN Holding, Inc. JELD-WEN Holding, Inc. (NYSE: JELD) is a leading global designer, manufacturer and distributor of high- performance interior and exterior doors, windows, and related building products serving the new construction and repair and remodeling sectors. Based in Charlotte, North Carolina, JELD-WEN operates facilities in 14 countries in North America and Europe and employs approximately 13,900 associates dedicated to bringing beauty and security to the spaces that touch our lives. The JELD-WEN family of brands includes JELD-WEN® worldwide, LaCantina® and VPI™ in North America, and Swedoor® and DANA® in Europe. For more information, visit corporate.JELD-WEN.com or follow us on LinkedIn. Investor Relations Contact: James Armstrong Vice President, Investor Relations 704-378-5731 jarmstrong@jeldwen.com Media Contact: JELD-WEN Holding, Inc. Sarah Bruner Senior Director, Enterprise Communications 980-403-4459 SBruner@jeldwen.com Forward-Looking Statements This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are generally identified by our use of forward- looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” Exhibit 99.1

“intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” or “should,” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts are forward- looking statements, including statements about the consummation of the Transactions and the expected benefits therefrom, our business strategies and ability to execute on our plans, market potential, future financial performance and our expectations, beliefs, plans, objectives, prospects, assumptions, or other future events, all of which involve risks and uncertainties that could cause actual results to differ materially. We have based these forward-looking statements on our current expectations, assumptions, estimates, and projections. While we believe these expectations, assumptions, estimates, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. Such factors include, but are not limited to, our ability to consummate the Transactions; our ability to execute and realize the expected benefits of the Transactions; the impact of the Transactions on the market price of our securities; litigation, including the outcome of any legal proceedings that may be instituted against us or others relating to the Transactions; diversion of management’s attention away from our business on account of the Transactions; our ability to raise additional capital in the future; the risk that an insufficient number of eligible participants participate in the Transactions; our ability to obtain the support and consent of the lenders under our asset-based revolving credit facility to participate in the Transactions; if the Transactions are not consummated, the potential delays and significant costs of alternative transactions, which may not be available to us on acceptable terms, or at all, which in turn may impact our ability to continue as a going concern; the adverse impact of failing to consummate the Transactions or otherwise deleveraging on our financial condition, business prospects and the market price of our securities; and the factors disclosed in our filings with the U.S. Securities and Exchange Commission from time to time, including, without limitation, those factors described in our Annual Report on Form 10-K for the year ended December 31, 2025 and the Quarterly Reports on Form 10-Q filed in 2026. The forward-looking statements included in this release are made as of the date hereof, and we undertake no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise, except as required by law. No Offer or Solicitation This press release is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction in connection with the Transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In particular, this press release is not an offer of securities for sale into the United States.